UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 18, 2007
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 19, 2007, Allergan, Inc., a Delaware corporation (“Allergan”), announced the execution of an Agreement and Plan of Merger, dated as of September 18, 2007 (the “Merger Agreement”), by and among Allergan, Esmeralde Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), Esprit Pharma Holding Company, Inc., a Delaware corporation (“Esprit”), and the Escrow Participants’ Representative (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub will merge with and into Esprit, with Esprit surviving and becoming a wholly-owned subsidiary of Allergan (the “Merger”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Allergan will pay an aggregate of $370 million in cash, subject to certain adjustments, for all of the outstanding equity securities of Esprit. The consummation of the Merger is subject to certain customary closing conditions, including approval by Esprit’s stockholders and any antitrust approvals that may be necessary, each as set forth in the Merger Agreement.
     A copy of Allergan’s press release dated September 19, 2007 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Allergan, Inc. press release dated September 19, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: September 19, 2007	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

99.1	Allergan, Inc. press release dated September 19, 2007